Exhibit (n)(2)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Michael J. Zugay and Donna M. Milia, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to a Registration Statement on Form N-2 of BlackRock Capital Investment Corporation, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 7th day of March, 2017.

Name	Title

/s/ James E. Keenan James E. Keenan	Chairman of the Board of Directors

/s/ John R. Baron John R. Baron	Director

/s/ Jerrold B. Harris Jerrold B. Harris	Director

/s/ Mark S. Lies Mark S. Lies	Director

/s/ William E. Mayer William E. Mayer	Director

/s/ François de Saint Phalle François de Saint Phalle	Director

/s/ Steven F. Sterling Steven F. Sterling	Director

/s/ Maureen K. Usifer Maureen K. Usifer	Director